Exhibit 4.1

HOLLYFRONTIER CORPORATION
(successor-in-interest to Frontier Oil Corporation),
as Issuer,
THE GUARANTORS NAMED HEREIN
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
FOURTH SUPPLEMENTAL INDENTURE
dated as of September 6, 2013
to Indenture dated as of November 22, 2010

Providing for Issuance of
6 ⅞% Senior Notes due 2018

US 2063000v.3

FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”) dated as of September 6, 2013, among Holly Transportation Utah LLC, a Delaware limited liability company (“HT Utah”), a subsidiary of HollyFrontier Corporation (or its permitted successor), a Delaware corporation (the “Company”), Holly Transportation Utah Services LLC, a Delaware limited liability company, a subsidiary of the Company (“HT Utah Services,” and together with HT Utah, the “Guaranteeing Subsidiaries”), the Company, on behalf of itself and the Guarantors (the “Existing Guarantors”) under the indenture referred to below, and Wells Fargo Bank, National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”),
WITNESSETH:
WHEREAS, the Company (as successor-by-merger to Frontier Oil Corporation, a Wyoming Corporation) and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of November 22, 2010 (such Indenture, as amended or supplemented to date, including by the First Supplemental Indenture dated as of November 22, 2010, the Second Supplemental Indenture dated as of May 26, 2011, and the Third Supplemental Indenture dated as of July 1, 2011, is hereinafter called the “Indenture”), providing for the initial issuance of an aggregate principal amount of $150,000,000 of 6 ⅞% Senior Notes due 2018 (the “Securities”);
WHEREAS, Section 10.17 of the Indenture provides that under certain circumstances the Company is required to cause the Guaranteeing Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Fourth Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
1.    Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree, jointly and severally with all other Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article Fourteen of the Indenture and to be bound by all other applicable provisions of the Indenture.
2.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
3.    Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.    Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.
5.    Counterparts. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

GUARANTEEING SUBSIDIARIES:
HOLLY TRANSPORTATION UTAH LLC
HOLLY TRANSPORTATION UTAH SERVICES LLC
By: /s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

COMPANY:

HOLLYFRONTIER CORPORATION

By: /s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

EXISTING GUARANTORS:
EAGLE CONSOLIDATION LLC

HOLLY TRANSPORTATION LLC

HOLLY REFINING & MARKETING – TULSA LLC

BLACK EAGLE LLC

HOLLYFRONTIER PAYROLL SERVICES, INC.

HOLLY PETROLEUM, INC.

HOLLYFRONTIER REFINING & MARKETING LLC

HOLLY REFINING & MARKETING COMPANY — WOODS CROSS LLC

HOLLY REFINING COMMUNICATIONS, INC.

HOLLY WESTERN ASPHALT COMPANY

LEA REFINING COMPANY

NAVAJO HOLDINGS, INC.

NAVAJO PIPELINE GP, L.L.C.

NAVAJO PIPELINE LP, L.L.C.

NAVAJO REFINING COMPANY, L.L.C.

NAVAJO WESTERN ASPHALT COMPANY

HOLLY REALTY, LLC

HOLLYMARKS, LLC

HRM REALTY, L.L.C.

HOLLY BIOFUELS LLC

ETHANOL MANAGEMENT COMPANY LLC

FRONTIER EL DORADO REFINING LLC

FRONTIER PIPELINE LLC

FRONTIER REFINING & MARKETING LLC

FRONTIER REFINING LLC

By: /s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

NAVAJO PIPELINE CO., L.P.

By: Navajo Pipeline GP, L.L.C., its general partner

By: /s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

NK ASPHALT PARTNERS

By: Navajo Western Asphalt Company, partner

By: /s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

By: Holly Western Asphalt Company, partner

By: /s/ Stephen D. Wise
Name: Stephen D. Wise
Title: Vice President and Treasurer

TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By: /s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

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